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EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
BPI Packaging Technologies, Inc.

    We hereby consent to the use in this Registration Statement on Form S-1 of our report dated May 22, 1998, relating to the financial statements of BPI Packaging Technologies, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Pricewaterhouse Coopers LLP

Boston, MA
November 30, 1999